Exhibit 99.1

PROXY

TREASURE STATE BANK

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 20, 2016

THIS REVOCABLE PROXY IS SOLICITED BY

THE BOARD OF DIRECTORS OF TREASURE STATE BANK

The undersigned shareholder of Treasure State Bank, a Montana state-chartered bank (the “Company”), hereby appoints James A. Salisbury, Mark Burnham, and Anne Robinson, each in their individual capacity, to serve as proxy. Such proxy will have full power to act, with full power of substitution and revocation, as the proxy of the undersigned to attend the special meeting of shareholders of the Company to be held on Wednesday, July 20, 2016, at 8:00 a.m. local time, at the Company’s office, located at 3660 Mullan Road, Missoula, Montana, 59808, and any adjournment or postponement thereof, and to vote all of the shares of common stock, par value $0.01 per share, that the undersigned would be entitled to vote if personally present upon the following items and to vote according to his or her discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1.	Approval and Adoption of the Merger Agreement. The approval and adoption of the Agreement and Plan of Merger, dated April 20, 2016, among the Company, Glacier Bancorp, Inc., and Glacier Bank as described in the Proxy Statement/Prospectus, dated [ ], 2016.

☐        For                     ☐        Against                     ☐        Abstain

2.	Approval of Proposal to Adjourn Special Meeting. A proposal to approve one or more adjournments of the special meeting of the shareholders of the Company, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the merger agreement.

☐        For                     ☐        Against                     ☐        Abstain

The undersigned hereby ratifies and confirms all that said proxy, or his or her substitute(s), may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus.

This Proxy will be voted as specified by you above, or, if no choice is specified, this Proxy will be voted “For” the proposals set forth above.

Please sign exactly as your name appears on the label affixed to this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

Dated:             , 2016

If an Individual:		If a Trust:

Signature:
(name of trust)

Signature:		Signature:	,
	(If held jointly)	as trustee

		Signature:	,
as trustee

		Signature:	,
as trustee

		Signature:	,
as trustee

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE PRE-ADDRESSED, PREPAID ENVELOPE PROVIDED.